Law Offices of
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              345 California Street
                      San Francisco, California 94104-2635

                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com




                                 March 11, 1998


(415) 835-1636                                                       27361.84176
onbillawala@phjw.com



Advisors Series Trust
2025 East Financial Way, Suite 101
Glendora, CA  91741

         Re:      Al Frank Fund
                  American Trust Allegience Fund
                  Avatar Advantage Balanced Fund
                  Avatar Advantage Equity Allocation Fund
                  Avatar Advantage International Equity Fund
                  Chase Growth Fund
                  Edgar Lomax Fund
                  InformationTech 100 Fund
                  Kaminski Poland Fund
                  Ridgeway Helms Millenium Fund
                  Rockhaven Fund

Ladies and Gentlemen:

We have acted as counsel to Advisors Series Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendments to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of eleven series of the Trust: Al Frank Fund, American Trust Allegience Fund, Avatar Advantage Balanced Fund, Avatar Advantage Equity Allocation Fund, Avatar Advantage International Equity Fund, Chase Growth Fund, Edgar Lomax Fund, InformationTech 100 Fund, Kaminski Poland Fund, Ridgeway Helms Millenium Fund, and Rockhaven Fund (each a "Fund," together the "Funds").
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In  connection  with this  opinion,  we have  assumed  the  authenticity  of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         (a) the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on October 3, 1996, certified to us as in effect on the date hereof;

         (b) the Trust's Agreement and Declaration of Trust dated October 3, 1996 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (c) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (d) resolutions of the Trustees of the Trust adopted at meetings: on February 28, 1997, for American Trust Allegiance Fund and InformationTech 100 Fund; on June 6, 1997, for Kaminski Poland Fund and Ridgeway Helms Millenium Fund; on September 5, 1997, for Avatar Advantage Equity Allocation Fund, Chase Growth Fund, Edgar Lomax Fund and Rockhaven Fund; and on December 5, 1997, for Al Frank Fund, Avatar Advantage Balanced Fund and Avatar Advantage International Equity Fund authorizing the establishment of each of the Funds and the issuance of its respective Shares.

         (e)      the Post-Effective Amendments; and

         (f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

In rendering our opinion below, we have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the "Delaware Business Trust Act") and the case law interpreting such Chapter as reported in Delaware Laws Annotated (CSC The United States Corporation Company, April 1997) as updated on Lexis on March 6, 1998. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any
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law other than that of the United  States of America and the business  trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, (iii) all applicable securities laws will be complied with, and (iv) statements in the Post-Effective Amendments indicating par values of $0.001 or no par for the Shares, rather than the Agreement and Declaration of Trust's indicated par value of $0.01 per Share, do not affect the validity of this opinion, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Post-Effective Amendments and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.



                                             Sincerely yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP
                                        PAUL, HASTINGS, JANOFSKY & WALKER
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